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                                                                    Exhibit 4.15


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                                   June 16, 2003

        Reference is made to the Finance Agreement, dated as of September 7, 1999, as amended ("Finance Agreement"), by and among Operadora Unefon, S.A. de C.V. (formerly known as Sistemas Profesionales de Comunicacion, S.A. de C.V.), as borrower (the "Borrower"), Nortel Networks Limited, as administrative agent (the "Administrative Agent"), as collateral agent (the "Collateral Agent") and as lender (the "Lender"). Terms defined in the Finance Agreement are used herein as therein defined unless otherwise defined herein. Nortel Networks Limited (the "Assignor") and Codisco Investments LLC (the "Assignee") hereby agree as follows:

        1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein and in that certain Restructuring Agreement dated as of the date hereof among the Borrower, the Assignor, Nortel Networks de Mexico, S.A. de C.V., and the Assignee (the "Restructuring Agreement")), and the Assignee hereby purchases and assumes from the Assignor, as of the Settlement Date (as defined below), the amount of the outstanding Loans of the Assignor, as specified in Annex A hereto, and all of the Assignor's rights, interest and obligations under the Finance Agreement and under the other Credit Documents (other than the Contratos de Deposito Mercantil de Pagares, as referenced in the Restructuring Agreement).

        2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) other than as set forth in the Restructuring Agreement, makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with the Finance Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Finance Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries, if any, or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Finance Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and
(iv) in the event of an assignment of a Loan or Loans, attaches a copy or copies of any Note or Notes held by the Assignor evidencing the amount of the Loan or Loans being assigned hereunder.

        3. The Assignee (i) confirms that it has received a copy of the Finance Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and


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decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or the Collateral Agent, the Assignor or the Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Finance Agreement;
(iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Finance Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will be bound by the provisions of the Finance Agreement and the other Credit Documents and will perform in accordance with their terms all of the obligations which by the terms of the Finance Agreement and the other Credit Documents are required to be performed by it as a Lender; and (v) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment and Assumption Agreement.

        4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be June 16, 2003 (the "Settlement Date").

        5. After the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Finance Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents (other than the Contratos de Deposito Mercantil de Pagares, as referenced in the Restructuring Agreement) and shall be bound by the provisions thereof, and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Finance Agreement and the other Credit Documents.

        6. Concurrently with the delivery of this Assignment and Assumption Agreement, the Assignor's Notes evidencing the Loan or Loans being assigned hereunder shall be delivered to the Administrative Agent for cancellation and thereupon one or more Notes will be issued representing the amounts of the Loans owned respectively by the Assignor and the Assignee as of the Settlement Date.

        7. It is agreed that upon the Settlement Date, the Assignee shall be entitled to all interest on the assigned amount of the Loan at the rates specified in Section 2.6 of the Finance Agreement. It is further agreed that all payments on or after the Settlement Date in respect of the principal amount of the Loan being assigned hereunder shall be paid directly by the Administrative Agent to the Assignee. On the Settlement Date agreed upon by the Assignor and the Assignee, the Assignee shall pay to the Assignor an amount agreed by the Assignor and Assignee in writing which represents the purchase price for the outstanding Loan of the Assignor being assigned hereunder.

        8. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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        IN WITNESS WHEREOF, the parties hereto have caused this Assignment and
Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex A hereto.

                                      NORTEL NETWORKS LIMITED,
                                       as Assignor

                                      By: /s/ James Kinney

                                          ------------------------------------
                                          Name:  James Kinney
                                          Title: Attorney-in-Fact


                                      CODISCO INVESTMENTS LLC,
                                       as Assignee

                                      By: /s/ Hector Rojas Villanueva

                                          -------------------------------------
                                          Name:  Hector Rojas Villanueva
                                          Title: Attorney-in-Fact

                                      By: /s/ Morris Setton

                                          -------------------------------------
                                          Name: Morris Setton
                                          Title: Attorney-in-Fact

Acknowledged, as Administrative Agent and Collateral Agent:


NORTEL NETWORKS LIMITED


By: /s/ James Kinney

    -----------------------------------
    Name:  James Kinney
    Title: Attorney-in-Fact

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                  ANNEX TO ASSIGNMENT AND ASSUMPTION AGREEMENT


1. Borrower: Operadora Unefon, S.A. de C.V.

2. Name and Date of the Finance Agreement:

           Finance Agreement, dated as of September 7, 1999, as amended, by and among Operadora Unefon, S.A. de C.V., as Borrower, and Nortel Networks Limited, as Lender, Administrative Agent and Collateral Agent.

3. Settlement Date (to be completed by the Administrative Agent):June 16, 2003

4. Amounts (as of the Settlement Date):

                                                       Outstanding Loans
                                                       -----------------
     a. Aggregate amount for
           Assigning Lender:                            US$324,886,411.63

     b.    Assigned percentage of the aggregate amount of outstanding
           Loan of all Lenders:                             100 %

     c. Principal amount of Loans
           being  assigned:                             US$324,886,411.63

5. Rate of Interest:

     As set forth in Section 2.6 of the Finance Agreement.

7. Notice:

           ASSIGNOR:

           Nortel Networks Limited
           8200 Dixie Road

           Suite 100
           Brampton, Ontario

           L6T 5P6

           Attention: Treasurer
           Telephone: 905 863-8258
           Telecopier: 905 863-6613

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           ASSIGNEE:

           CODISCO INVESTMENTS LLC

           c/o Akin, Gump, Strauss, Hauer & Feld LLP
           590 Madison Avenue
           New York, NY 10022
           Attention: Steven H. Scheinman
           Telephone: 212 872-1000
           Telecopier: 212 872-1002

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Accepted and Agreed:

NORTEL NETWORKS LIMITED


By: /s/ James Kinney
    ------------------------------------
    Name:  James Kinney
    Title: Attorney-in-Fact

CODISCO INVESTMENTS LLC


By: /s/ Hector Rojas Villaneuva
    ------------------------------------
    Name: Hector Rojas Villanueva
    Title: Attorney-in-Fact

By: /s/ Morris Setton
    ------------------------------------
    Name: Morris Setton
    Title: Attorney-in-Fact